Exhibit 10(s)

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT
BY NOBLE HOUSE GROVE ISLE, LTD.
TO GH-GROVE ISLE MANAGEMENT LLC
AND CONSENT BY GROVE SPA, LLC

The undersigned, NOBLE HOUSE GROVE ISLE, LTD. ("Assignor"), hereby sells, assigns and transfers to GH-GROVE ISLE MANAGEMENT LLC ("Assignee"), free and clear of any liens or encumbrances, all of Assignor's right, title, and interest in, to and under the Spa Management Agreement for Grove Isle Spa Terre, dated as of September 15, 2004 (the "Spa Management Agreement'), by and between Grove Spa, LLC, a Delaware limited liability company, as owner ("Owner") and Assignee, as operator, together with any and all payments and distributions therefrom subsequent to the date hereof. Capitalized terms not separately defined herein shall have the meanings ascribed to them in the Spa Management Agreement.

Upon consent of Owner, Assignee shall become the operator of the Spa in accordance with the terms and conditions of the Spa Management Agreement.

By executing this instrument, Assignor acknowledges that it is no longer the operator of the Spa. By executing this instrument, Assignee hereby assumes and agrees to be bound by each of the terms, covenants and conditions of the Spa Management Agreement.

Assignor hereby agrees to indemnify, defend and hold harmless Assignee, from and against any and all liabilities, losses, damages and claims, and all related costs and expenses, including without limitation reasonable attorneys' fees and disbursements, in connection with the obligations of Assignor under the Spa Management Agreement prior to the date hereof.

Assignee agrees to indemnify, defend and hold harmless Assignor, successors and assigns, from and against any and all liabilities, losses, damages and claims, and all related costs and expenses, including without limitation reasonable attorneys' fees and disbursements, in connection with the obligations of the Assignee under the Spa Management Agreement on or after the date hereof.

This instrument may be executed and delivered (including by electronic mail or facsimile transmission) in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This instrument shall be deemed to be an agreement made under the laws of Florida and for all purposes shall be governed by and construed in accordance with such laws.

In Witness Whereof, Assignor and Assignee have executed this instrument in duplicate effective November 14, 2008.

ASSIGNOR:

NOBLE HOUSE GROVE ISLE, LTD.

By:  /s/

Name:
Title:  VP General Counsel

ASSIGNEE:

GH-GROVE ISLE MANAGEMENT LLC

By:  /s/
Title: President

Consent of Owner

Pursuant to Section 12.1 of the Spa Management Agreement, Owner hereby consents to the foregoing assignment by Assignee to Assignor, according to the items and condition of this Assignment.

GROVE SPA, LLC,
a Delaware limited liability company

By:  /s/
Name:
Title: